UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 30, 2008

ZOLL MEDICAL CORPORATION

(Exact name of registrant as specified in charter)

Massachusetts	000-20225	04-2711626
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

269 Mill Road, Chelmsford, Massachusetts 01824

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (978) 421-9655

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 30, 2008, Mr. Jonathan Rennert, age 44, joined ZOLL Medical Corporation (the “Company”) to serve as its President. Mr. Richard A. Packer, the Company’s current Chief Executive Officer and President will retain the title of Chief Executive Officer. Mr. Rennert will be primarily responsible for managing the Company’s core defibrillator/resuscitation business and will report to Mr. Packer. Mr. Rennert served as the President and Chief Executive Officer of BioProcessors Corporation from January 2007 to December 2007. From 2000 to 2006, Mr. Rennert served in a number of vice president and director level positions with PerkinElmer Inc., most recently as Vice President & General Manager of its Analytical Sciences Division. Prior to 2000, Mr. Rennert held a number of positions with United Technologies, Inc., General Electric Company and Andersen Consulting.

The Company has agreed to pay Mr. Rennert an annual base salary of $310,000 and will recommend to the Board of Directors the grant, on one or more occasions, of options to purchase an aggregate of 50,000 shares of the Company’s common stock. These options will be subject to the Company’s customary 4-year annual vesting schedule and will be granted at exercise prices equal to the closing price of the Company’s common stock on the date of grant. Mr. Rennert will also participate in the Company’s annual cash incentive bonus program.

Except for the Offer Letter filed as an exhibit hereto, there are no arrangements or understandings concerning Mr. Rennert’s appointment as President of the Company and there are no related party transactions between him and the Company reportable under Item 404(a) of Regulation S-K.

Copies of the Offer Letter between the Company and Mr. Rennert and the related Press Release are filed as Exhibits 10.1 and 99.1, respectively, to this Form 8-K, which are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Item

10.1	Offer Letter for Mr. Rennert.

99.1	Press Release issued on June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: June 30, 2008	By:	/s/ A. Ernest Whiton
Name: A. Ernest Whiton Title: Vice President of Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Offer Letter for Mr. Rennert.

99.1	Press Release issued on June 30, 2008, filed herewith.